UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Compensation Committee Actions

On February 8, 2010, the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) of the Company took the following actions with respect to current executive officers of the Company who were “named executive officers” in the Company’s Proxy Statement dated April 8, 2009 and the Company’s Chief Financial Officer:

A.	Long-Term Incentive Grants.

Each of the awards described below was made pursuant to, and is governed by, the terms of the Barnes Group Inc. Stock and Incentive Award Plan, which has been approved by the Company’s stockholders.

	Long-Term Incentive Grants
	Restricted Stock Units (# of units)	Performance Unit Awards (# of units)	Stock Options (# of shares)
G.F. Milzcik President and Chief Executive Officer	93,900	61,800	170,600

C.J. Stephens, Jr., Senior Vice President, Finance and Chief Financial Officer	16,200	8,100	22,400

F.C. Boyle, Jr., Vice President, Finance and Chief Accounting Officer (formerly the Acting Chief Financial Officer)	*	*	*

P.J. Dempsey President, Logistics and Manufacturing Services and Vice President, Barnes Group Inc.	17,800	8,900	24,600

*	Mr. Boyle is retiring at the end of February 2010 and therefore did not receive long term incentive grants.

Restricted Stock Units

Each restricted stock unit award entitles the holder to receive, without payment to the Company, the number of shares of the Company’s Common Stock, par value $.01 (the “Common Stock”), equal to the number of restricted stock units that become vested and to receive dividend equivalents on the restricted stock units determined by multiplying the number of restricted stock units by the dividend per share paid on the Common Stock. The restricted stock units vest 33.34% on February 8, 2011 and 33.33% on each of February 8, 2012 and February 8, 2013.

The restricted stock units become non-forfeitable in the event the holder retires on or after February 8, 2011; provided that the holder is at least 62 years old and has at least five years of service (a “Qualified Retirement”) and executes a covenant not to compete and release of claims.

The restricted stock units will be accelerated and become payable upon termination of the holder due to the holder’s death or disability or upon a change in control of the Company. In the event of the holder’s termination for any other reason, the unvested portion of the restricted stock units shall be forfeited.

Performance Unit Awards

Under the performance unit awards the executives have the right to receive a cash payment per unit awarded upon the achievement of basic earnings per share goals established by the Committee. The performance unit awards are to be earned as follows: 33.34% for fiscal year 2010 and 33.33% for each of fiscal years 2011 and 2012. In the event of a change in control of the Company, all of the performance unit awards shall be deemed to be earned.

In the event of a voluntary termination, involuntary termination with or without cause or a Qualified Retirement, the holder shall forfeit all unearned performance unit awards. In the event of termination due to death or disability, any performance unit awards earned in the year of such termination shall be paid and the reminder shall be forfeited.

On or about March 1 of each year following the year in which the performance unit awards are earned, a specified dollar amount equal to the number of earned units multiplied by the per share fair market value of the Common Stock on the date preceding the payment date will be delivered to the officers.

Stock Options

All of the stock options granted to Messrs. Milzcik, Stephens and Dempsey shall vest at the rate of 33.34% on August 8, 2011 and 33.33% on each of August 8, 2012 and August 8, 2013. The exercise price of each stock option is $15.265, the fair market value of a share of Common Stock on the date of grant, determined in accordance with the Barnes Group Inc. Stock and Incentive Award Plan.

In the event of a termination due to death, disability or a change in control of the Company, the stock options will become exercisable in full. In the event of a death or disability termination, the stock options may be exercised within one year of such termination.

In the event of an involuntary termination without cause, unvested stock options shall be forfeited and the holder shall have one year to exercise vested stock options. In the event of an involuntary termination for cause all stock options are forfeited. In the event of a voluntary termination, unvested stock options shall be forfeited and vested options shall terminate as of the last day of employment.

In the event of a Qualified Retirement on or after February 8, 2011, so long as the holder executes a covenant not to compete, stock options shall continue to vest as scheduled. If the holder does not execute such covenant, unvested stock options shall be forfeited. If the holder also executes a release of claims, the holder shall have five years from the retirement date to exercise vested stock options. If the holder does not execute such release, the holder shall have one year to exercise vested stock options.

Action Regarding Outstanding Long-Term Incentive Grants

Performance share awards

With respect to outstanding performance share awards granted to each of Messrs. Milzcik, Dempsey and Boyle in 2007 and Messrs. Milzcik and Boyle in 2008 to be earned in 2009 upon attainment of targeted basic earnings per share levels, the Compensation Committee determined that the target was not met. Therefore, there were no payouts for 2009.

The Compensation Committee set the performance goals for basic earnings per share for 2010 performance for performance share awards to be paid out, upon attainment of earnings per share levels, in the first quarter of 2011. In setting a threshold target the Compensation Committee waived a minimum threshold amount requirement of $1.38 provided for in the performance share agreement for all executive officers other than Mr. Milzcik and modified Mr. Milzcik’s agreement to lower each of the performance goals (which had been established for Mr. Milzcik in 2008) to align them with those applicable to other executive officers.

Performance unit awards

With respect to outstanding performance unit awards granted to each of Messrs. Milzcik, Stephens, Boyle and Dempsey in 2009 to be earned in 2009 upon attainment of targeted basic earnings per share levels, the Compensation Committee determined that the target was not met. Therefore, there were no payouts for 2009.

The Compensation Committee set the performance goals for basic earnings per share for 2010 performance for performance units to be paid in the first quarter of 2011.

B.	Salary.

The following salaries are effective April 1, 2010.

Salary
G.F. Milzcik President and Chief Executive Officer	$875,000

C.J. Stephens, Jr.	416,000

P.J. Dempsey	416,000

Mr. Boyle is retiring at the end of February 2010 and therefore did not receive a salary increase.

C.	Annual Bonus Awards.

The Compensation Committee granted the following cash bonuses pursuant to the Company’s Performance-Linked Bonus Plan for Selected Executive Officers (“PLBP”) in the case of Messrs. Milzcik, Stephens and Dempsey and the Management Incentive Compensation Plan, in the case of Mr. Boyle. The awards were based, in the case of Messrs. Milzcik, Stephens and Boyle, on performance relative to 2009 basic earnings per share and working capital goals, and in the case of, Mr. Dempsey, performance profit after tax (“PPAT”) and working capital goals related to his business segment.

Bonus Award
G.F. Milzcik	$151,200

C.J. Stephens, Jr.	51,030

F.C. Boyle, Jr.	26,460

P.J. Dempsey	50,625

The Compensation Committee also established performance goals for 2010 under the PLBP regarding: (a) basic earnings per share of the Company; (b) PPAT of each of the Company’s segments (Logistics and Manufacturing Services and Precision Components); and (c) the level of revenues of the Company and each of the segments. 85% of each executive’s annual incentive award opportunity is based on basic earnings per share of the Company and 15% is based on the Company’s revenues. For the leaders of the business segments, each of the executive’s annual incentive award opportunity is based on a combination of corporate and segment performance with (i) 40% of the incentive award opportunity based on (using an 85%/15% split) basic earnings per share of the Company and corporate revenues, and (ii) 60% based on (also using an 85%/15% split) PPAT and revenues of the applicable segment taking into account the performance of the business units in the applicable segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2010

BARNES GROUP INC. (Registrant)

By:

/s/ Dawn N. Edwards
Dawn N. Edwards
Senior Vice President, Human Resources